                                                                    Exhibit 23.2

                          Independent Auditors Consent

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 27, 2000 (except Note 15, as to which the date is February 12, 2001), in the Registration Statement (Form S-1 No. 333-
   ) and related Prospectus of P&L Coal Holdings Corporation for the
registration of      shares of its common stock.

                                          Ernst & Young LLP

St. Louis, Missouri
February 8, 2001

   The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 15 to the financial statements.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
February 8, 2001